Exhibit 10.1
Facility Extension Request
August 30, 2024

JPMorgan Chase Bank, N.A., as Purchaser
575 Washington Boulevard
Jersey City, NJ, 07310

Reference is hereby made to that certain Master Receivables Purchase Agreement, dated as of June 28, 2022, by and among, inter alios, ChampionX Corporation (the “Seller Representative”), the following subsidiaries of the Seller Representative, as sellers and servicers: ChampionX LLC (“ChampionX”) and US Synthetic Corporation (“US Synthetic”), collectively the “Sellers,” and each a “Seller”) and JPMorgan Chase Bank, N.A. (the “Purchaser”) (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Agreement”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

Pursuant to Section 1(b)(ii) of the Agreement, the Seller Representative on behalf of the Sellers hereby irrevocably requests that the Purchaser extend the current Purchase Termination Date to August 31, 2025 (the “New Purchase Termination Date”).

Seller Representative for itself and on behalf of the Sellers hereby (a) represents and warrants to the Purchaser that: (i) the representations and warranties as Sellers and as Servicers in the Agreement are true and correct on and as of the date hereof; and (ii) no default under the Agreement has occurred or is continuing or would occur as a result of this Facility Extension Request, and (b) affirms its understanding that the Uncommitted Facility is not a commitment and does not in any way obligate the Purchaser to purchase any Offered Receivables under the Agreement.

ChampionX Corporation

By:     /s/ Daniel T. Erdman
Name:    Daniel T. Erdman
Title:     Vice President and Treasurer

The Purchaser hereby consents to this Facility Extension Request, and effective as of the current Purchase Termination Date, the current Purchase Termination Date shall be amended to be the New Purchase Termination Date.

JPMORGAN CHASE BANK, N.A., as Purchaser

By: _/s/ Jason Benson
Name:    Jason Benson
Title:     Executive Director